FILED PURSUANT TO RULE NO. 424(b)(3)
PROSPECTUS SUPPLEMENT                                 REGISTRATION NO. 333-31226
(To Prospectus dated March 12, 2002)





                                 [LOGO OMITTED]



                        1,000,000,000 Depositary Receipts
                           Broadband HOLDRS (SM) Trust


        This prospectus supplement supplements information contained in the prospectus dated March 12, 2002 relating to the sale of up to 1,000,000,000 depositary receipts by the Broadband HOLDRS (SM) Trust.

        The share amounts specified in the table on page 13 of the base prospectus shall be replaced with the following:

                                                                                 Primary
                                                                     Share       Trading
              Name of Company                          Ticker       Amounts       Market
        ------------------------------------------  ------------  -----------  ------------
        Agere Systems, Inc. Class A                    AGR.A        .312604        NYSE
        Agere Systems, Inc. Class B                    AGR.B       7.672327        NYSE
        Applied Micro Circuits Corporation              AMCC           2          NASDAQ
        Broadcom Corporation                            BRCM           2          NASDAQ
        Ciena Corporation                               CIEN           2          NASDAQ
        Comverse Technology, Inc.                       CMVT           2          NASDAQ
        Conexant Systems, Inc.                          CNXT           2          NASDAQ
        Copper Mountain Networks                        CMTN          0.1         NASDAQ
        Corning, Inc.                                   GLW            9           NYSE
        JDS Uniphase Corporation                        JDSU         11.8         NASDAQ
        Lucent Technologies, Inc.                        LU           29           NYSE
        Motorola, Inc.                                  MOT           18           NYSE
        Next Level Communications, Inc.                 NXTV           1          NASDAQ
        Nortel Networks Corporation                      NT           28           NYSE
        PMC-Sierra, Inc.                                PMCS           1          NASDAQ
        Qualcomm Incorporated                           QCOM           8          NASDAQ
        RF Micro Devices, Inc.                          RFMD           2          NASDAQ
        Scientific-Atlanta, Inc.                        SFA            2           NYSE
        Skyworks Solutions, Inc.                        SWKS         0.702        NASDAQ
        Sycamore Networks, Inc.                         SCMR           3          NASDAQ
        Tellabs, Inc.                                   TLAB           4          NASDAQ
        Terayon Communications Systems, Inc.            TERN           2          NASDAQ

        ______________________

        The share amounts listed in the table above reflect all previous stock splits, dividends and business combination transactions.

            The date of this prospectus supplement is March 31, 2003.